EXHIBIT 99.1

Ziff Davis, Inc.
and Subsidiary

Consolidated Financial Statements

December 31, 2011

Independent Auditor's Report

To the Board of Directors
Ziff Davis, Inc.
New York, New York

We have audited the accompanying consolidated balance sheet of Ziff Davis, Inc. and Subsidiary (the "Company") as of December 31, 2011, and the related consolidated statement of operations, shareholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as December 31, 2011, and the results of its operations and its cash flows for the year ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP
New York, New York
October 19, 2012

Ziff Davis, Inc. and Subsidiary

Consolidated Balance Sheet
December 31, 2011

ASSETS

Current Assets:
Cash and cash equivalents	$3,308,054
Restricted cash	348,825
Accounts receivable, net	13,656,306
Escrow receivable	1,008,280
Deferred tax asset, current	505,000
Prepaid expenses and other current assets	340,808

Total current assets	19,167,273

Property and Equipment, net	6,219,754

Intangible Assets, net	19,865,996

Goodwill	19,862,495

Deferred Tax Asset	119,000

Security Deposits	609,335

Total assets	$65,843,853

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$2,525,437
Accrued expenses and other current liabilities	5,327,783
Income tax payable	658,000
Deferred revenue	1,158,745

Total current liabilities	9,669,965

Deferred Tax Liability	622,000

Commitments and Contingencies

Shareholders’ Equity:
Series A redeemable preferred stock, par value
$0.01 per share; 3,000 shares authorized and 2,057 issued
and outstanding	21
Common stock, par value $0.0001 per share; 54,000,000 shares
authorized and 52,700,964 issued and outstanding	5,270

Additional paid-in capital	54,152,889

Retained earnings	1,393,708

Total shareholders’ equity	55,551,888

Total liabilities and shareholders' equity	$65,843,853

See Notes to Consolidated Financial Statements.

Ziff Davis, Inc. and Subsidiary

Consolidated Statement of Operations
Year Ended December 31, 2011

Revenue	$31,424,717

Cost of Revenue	6,026,023

Gross margin	25,398,694

Operating Expenses:
Editorial and production	6,541,896
Sales and marketing	6,049,252
General and administrative	4,905,752
Restructuring charges	1,037,791
Research and development	1,159,557
Depreciation and amortization	2,571,067

Total operating expenses	22,265,315

Income from operations	3,133,379

Provision for Income Taxes	821,000

Net income	$2,312,379

See Notes to Consolidated Financial Statements.

Ziff Davis, Inc. and Subsidiary

Consolidated Statement of Shareholders’ Equity
Year Ended December 31, 2011

						(Accumulated
					Additional	Deficit)	Total
	Preferred Stock		Common Stock		Paid-In	Retained	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balance, January 1, 2011	1,267	13	40,462,660	4,046	33,408,991	(918,671)	32,494,379

Issuance of preferred stock	790	8	—	—	20,634,644	—	20,634,652

Issuance of common stock	—	—	11,651,301	1,165	87,486	—	88,651

Issuance of restricted common stock	—	—	667,630	67	5,013	—	5,080

Repurchase of common stock	—	—	(80,627)	(8)	(605)	—	(613)

Stock-based compensation expense	—	—	—	—	2,903	—	2,903

Repayment of note receivable arising from issuance of common stock	—	—	—	—	14,457	—	14,457

Net income	—	—	—	—	—	2,312,379	2,312,379

Balance, December 31, 2011	2,057	$21	52,700,964	$5,270	$54,152,889	$1,393,708	$55,551,888

See Notes to Consolidated Financial Statements.

Ziff Davis, Inc. and Subsidiary

Statement of Cash Flows
Year Ended December 31, 2011

Cash Flows From Operating Activities:
Net income	$2,312,379
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	2,571,067
Bad debt	241,272
Stock-based compensation	2,903
Deferred taxes	163,000
Changes in operating assets and liabilities, net of acquisitions:
Increase in accounts receivable	(3,637,313)
Increase in escrow receivable	(1,008,280)
Decrease in restricted cash	146,542
Increase in prepaid expenses and other current assets	(113,647)
Increase in security deposits	(609,355)
Decrease in accounts payable	(2,404,414)
Increase in accrued expenses and other current liabilities	2,232,044
Increase in income taxes payable	658,000
Increase in deferred revenue	6,718

Net cash provided by operating activities	560,916

Cash Flows From Investing Activities:
Purchase of property and equipment	(1,347,051)
Acquisitions, net of cash acquired (Note 3)	(20,680,679)

Net cash used in investing activities	(22,027,730)

Cash Flows From Financing Activities:
Proceeds from issuance of preferred and common stock	20,728,383
Repurchase of common stock	(613)
Repayment of note receivable arising from issuance of common stock	14,457

Net cash provided by financing activities	20,742,227

Net decrease in cash and cash equivalents	(724,587)

Cash and Cash Equivalents:
Beginning	4,032,641

Ending	$3,308,054

See Notes to Consolidated Financial Statements.

Ziff Davis, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 1.	Organization

Ziff Davis, Inc. is a leading digital media company specializing in the technology market, reaching in-market buyers and influencers in both the consumer and business-to-business space every month. Ziff Davis sites, which feature trusted and comprehensive evaluations of the newest and hottest products, include PCMag.com, ExtremeTech.com and Geek.com. Ziff Davis B2B Focus, Inc. (“Ziff Davis B2B”) is a leading provider of online research to enterprise buyers and of high-quality leads to IT vendors. Ziff Davis also operates BuyerBase™, an advanced ad targeting platform focused on tech buyers, and LogicBuy.com, a leading provider of deals and discounts on tech products.

Note 2.	Summary of Significant Accounting Policies

Principles of Consolidation: The accompanying consolidated financial statements include the accounts of Ziff Davis, Inc. and its wholly owned subsidiary, Ziff Davis B2B (collectively, the “Company”). All significant intercompany account balances and transactions have been eliminated.

Basis of Presentation: The consolidated financial statements of the Company have been prepared on the accrual basis of accounting. A summary of the major accounting policies followed in the preparation of the accompanying consolidated financial statements, which conform to accounting principles generally accepted in the United States of America, is presented below.

Revenue Recognition: The Company generates revenue from a variety of types of business arrangements:

•
A significant portion of the Company’s revenue is generated from the sale of advertising campaigns that are targeted to its proprietary websites. Revenue for these advertising campaigns is recognized as earned either when an ad is placed for viewing by a visitor to the appropriate web page or when the customer "clicks through" on the ad, depending upon the terms with the individual advertiser.

•
Another significant source of revenue for the Company is through the generation of business leads for IT vendors through the Company’s business-to-business operations. Revenue for these lead-generation campaigns is recognized as earned when the Company delivers the qualified leads to the customer.

•
Additional revenue is generated by the Company through the license of certain assets to clients, for the clients’ use in their own promotional materials or otherwise. Such assets may include logos, editorial reviews, or other copyrighted material of the Company. Revenue under such license agreements is recognized when the assets are delivered to the client.

•	The Company also generates other types of revenue, including business listing fees, subscriptions to online publications, and from other sources.

For each type of revenue, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed, and collectibility of the resulting receivable is reasonably assured.

Cash and Cash Equivalents: The Company considers all short-term, highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company deposits its temporary cash with financial institutions and, at times, such balances may exceed Federal Deposit Insurance Corporation (“FDIC”) insured limits.

Fair Value of Financial Instruments: Fair value of cash and cash equivalents, accounts receivable and accounts payable are estimated to approximate carrying value due to the short maturities of these financial instruments.

Ziff Davis, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)

Allowance for Doubtful Accounts: The allowance for doubtful accounts is established through a provision for bad debt charged to expense. The allowance is an amount that management believes will be adequate to absorb estimated losses on existing receivables, based on an evaluation of the collectibility of accounts receivable, overall accounts receivable quality, review of specific accounts receivable, and current economic conditions that may affect customers’ ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. Receivables are written off and charged against the allowance when management believes that collectibility is unlikely. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Recoveries of receivables previously written off are recorded when received.

Customer Concentrations: Two customers represented approximately 15% and 10% each of total accounts receivable at December 31, 2011. No concentration in revenue existed in 2011.

Property and Equipment: Property and equipment is stated at cost. Property and equipment acquired through acquisitions of businesses are initially recorded at fair value. Depreciation is calculated on the straight-line method over the estimated useful lives of the assets (three to five years). The costs of maintenance and repairs that do not extend the useful lives of the assets are charged to operating expenses as incurred.

Internal Use Software and Website Development Costs: The Company capitalizes costs incurred during the development of its website applications and infrastructure as well as certain costs relating to internal use software. The estimated useful life of costs capitalized is evaluated for each specific project. Capitalized internal use software and website development costs are reviewed for recoverability whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment loss will be recognized if the carrying amount of the asset is not recoverable and exceeds its fair value. Amortization is calculated on the straight-line method over the estimated useful lives of the assets (generally three years). The Company capitalized internal use software and website development costs of approximately $1,146,000 in the year ended December 31, 2011.

Intangible Assets Subject to Amortization: Intangible assets consist of certain trademarks, licensing agreements and domain names, which will be amortized over the estimated useful life of each, typically five years for licensing agreements and domain names and thirty years for trademarks. The Company reviews these assets for possible impairment whenever circumstances indicate the carrying value of the assets may not be recoverable. A loss is recognized in the consolidated statements of operations if it is determined that an impairment exists based on expected future undiscounted cash flows. The amount of the impairment is the excess of the carrying amount of the impaired asset over its fair value. There were no impairments and no impairment loss was recorded during the year ended December 31, 2011.

Goodwill: The Company’s goodwill was recorded as the result of the Company’s inception (June 4, 2010) and subsequent business combinations. The Company has recorded these business combinations using the purchase method of accounting. The Company tests its recorded goodwill for impairment on an annual basis at December 31, or more often if indicators of potential impairment exist, by determining if the carrying value of each reporting unit exceeds its estimated fair value. Factors that could trigger an interim impairment test include, but are not limited to, underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the Company’s overall business, and significant negative industry or economic trends. During 2011, the Company determined that no impairment of goodwill existed because the estimated fair value of its reporting units exceeded its carrying amounts.

Ziff Davis, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 2.	Summary of Significant Accounting Policies (Continued)

Advertising and Marketing: The Company expenses the costs of advertising and marketing as incurred. Advertising and marketing expense for the year ended December 31, 2011 was approximately $876,000 and is included in sales and marketing expenses in the consolidated statement of operations.

Use of Estimates: The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from these estimates.

Income Taxes: An asset and liability approach is used for financial accounting and reporting of deferred income taxes. Deferred income tax assets and liabilities are computed for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future. Such deferred income tax asset and liability computations are based on enacted tax laws and rates applicable to periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company adheres to the accounting standard on accounting for uncertainty in income taxes, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under this guidance, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. The guidance on accounting for uncertainty in income taxes also addresses derecognition, classification, interest and penalties on income taxes, and accounting in interim periods. The Company recognizes interest and penalties, if any, in its provision for income taxes. Management evaluated the Company's tax position and concluded that the Company had taken no uncertain tax positions that require adjustments to the consolidated financial statements in order to comply with the provisions of this guidance. The tax year 2010 is subject to audit by federal and state jurisdictions.

Stock-Based Compensation: Stock-based compensation represents the cost related to stock-based awards granted to employees in lieu of monetary payment. The Company measures stock-based compensation cost at grant date, based on the estimated fair value of the award, and recognizes the cost as expense on a straight-line basis (net of estimated forfeitures) over the requisite service period. The Company estimates the fair value of stock options using the Black-Scholes valuation model. The expense is recorded in the consolidated statements of operations. The Company’s stock option plan is described in Note 10.

Recently Issued Accounting Pronouncements: In September 2011, the Financial Accounting Standards Board (the "FASB") issued Accounting Standard Update ("ASU") 2011-08 Intangibles - Goodwill and Other (Topic 350): Testing Goodwill for Impairment. ASU 2011-08 gives an entity the option in its annual goodwill impairment test to first assess revised qualitative factors to determine whether it is more likely than not (a likelihood of more than 50%) that the fair value of a reporting unit is less than its carrying amount (“qualitative assessment”). In certain cases, this will allow an entity to forego the existing two-step goodwill impairment test. The Company is currently evaluating the impact of the pending adoption of the ASU on its consolidated financial statements.

In October 2009, the FASB issued ASU 2009-13, Multiple-Deliverable Revenue Arrangements. ASU 2009-13 significantly changes the criteria related to a vendor's multiple element arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. ASU 2009-13 was effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The adoption of this pronouncement did not have a material effect on the Company’s consolidated financial statements.

Ziff Davis, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 3.	Acquisitions

Focus: On August 23, 2011, the Company acquired 100% of the equity of Focus Research, Inc. (“Focus”) through a wholly owned subsidiary, Ziff Davis B2B, for an aggregate purchase price of $19,655,363, net of a working capital adjustment of $290,533. The purchase consideration was cash paid at closing. Additionally, the Company’s escrow of $1,008,280 was returned as a result of the discovery of undisclosed liabilities that existed as of the transaction date. As of December 31, 2011, $1,008,280 was recorded as escrow receivable on the consolidated balance sheet. The amount was refunded to the Company in 2012. Ziff Davis B2B provides targeted enterprise-level leads to IT vendors through content syndication, phone-qualified leads and webinars.

The following table summarizes the estimated fair value of the assets acquired at the date of the acquisition:

Cash acquired	$1,090,265
Working capital assets acquired, less cash	4,091,686
Property and equipment	676,065
Deferred tax asset	370,000
Intangible assets	11,200,000
Goodwill	4,959,620
Working capital liabilities assumed	(2,612,182)
Deferred revenue	(120,101)

$19,655,353

The intangible assets are comprised primarily of customer relationships and a member database as well as other intangibles; these intangible assets will be amortized using the straight-line method over their respective estimated lives, which range from one to ten years.

Toolbox: On December 31, 2011, the Company purchased substantially all the assets and assumed certain liabilities of Toolbox.com, LLC (“Toolbox”) for an aggregate purchase price of $2,115,591 in cash consideration. Toolbox operates toolbox.com, a leading website for IT professionals.

As a result of the acquisition of Toolbox on December 31, 2011, the Company agreed to continue to employ certain employees of Toolbox on a short-term basis during the beginning of 2012. The Company recorded an estimated severance liability associated with the termination of these employees on the date of the transaction of $682,000, which is included as a liability in the accounting for this business combination.

The following table summarizes the estimated fair value of the assets acquired at the date of the acquisition:

Working capital assets acquired	$1,027,467
Property and equipment	101,359
Capitalized software	2,647,501
Goodwill	36,659
Working capital liabilities assumed	(1,015,395)
Severance liability	(682,000)

$2,115,591

The intangible assets are comprised primarily of proprietary, internally developed software that has an estimated life of three years and will be amortized using the straight-line method.

Ziff Davis, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 4.	Accounts Receivable

Accounts receivable consist of the following as of December 31, 2011:

Accounts receivable	$14,007,197
Less allowance for doubtful accounts	(350,891)

Total	$13,656,306

Note 5.	Property and Equipment and Capitalized Development Costs

Property and equipment consists of the following as of December 31, 2011:

Computer hardware and software, furniture and
equipment	$876,911
Capitalized internal use software costs	7,278,468
Leasehold improvements	84,217

8,239,596

Less accumulated depreciation and amortization	(2,019,842)

Total property and equipment	$6,219,754

Depreciation and amortization expense was $1,418,399 for the year ended December 31, 2011.

Note 6.	Intangible Assets

As a result of various acquisitions, the Company obtained certain trademarks, licensing agreements and domain names. These assets are included in Intangible Assets and are being amortized over an estimated useful life of 30 years for the trade names and 5 to 15 years for the remaining intangibles.

Intangible assets consist of the following as of December 31, 2011:

Intangible assets	$21,168,839
Less accumulated amortization	(1,302,843)

Total intangible assets	$19,865,996

Ziff Davis, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 6.	Intangible Assets (Continued)

Amortization expense was $1,152,668 for the year ended December 31, 2011. Future amortization expense for the Company is expected to be as follows:

Year ending December 31,

2012	$2,551,272
2013	2,460,949
2014	2,414,820
2015	1,967,240
2016	1,293,885
Thereafter	9,177,830

$19,865,996

Note 7.	Income Taxes

The provision for income taxes for 2011 consists of the following:

Current:
Federal	$479,000
State and Local	179,000

658,000
Deferred:
Federal	159,000
State and local	4,000

163,000

Income tax expense	$821,000

Ziff Davis, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 7.	Income Taxes (Continued)

Net deferred tax liabilities consist of the following components as of December 31, 2011:

Deferred tax assets:
Net operating loss carryforwards	$6,593,000
Accrued expenses	505,000

Deferred tax liabilities:
Intangible assets	(2,953,000)
Property and equipment	(291,000)
Goodwill	(622,000)

Net deferred tax asset pre-valuation allowance	3,232,000
Less valuation allowance	(3,230,000)

Total net deferred tax asset	$2,000

At December 31, 2011, the Company has established a valuation allowance of $3,230,000 against future net operating loss carryforwards acquired in the Focus Research, Inc. acquisition. The timing and extent to which the Company can utilize future tax deductions in any year are limited by provisions of the Internal Revenue Code regarding changes in ownership of the corporation. At December 31, 2011 the Company has recorded a deferred tax liability of $622,000 related to the book/tax basis difference of goodwill.

At December 31, 2011 the Company had net operating loss carryforwards for federal income tax purposes of approximately $16,128,000 that begin to expire in 2031 and net operating loss carryforwards for state and local income tax purposed of approximately $16,491,000 that begin to expire in 2031.

Note 8.	Commitments and Contingencies

The Company operates its business in leased facilities in New York, New York and San Francisco, California under noncancelable operating leases that expire in December 2015 and September 2013, respectively. In December 2011, the Company entered into a lease in Scottsdale, Arizona that commences in January 2012 and expires in 2014. Future minimum lease payments under the Company’s noncancelable operating leases as of December 31, 2011 are:

Year ending December 31,

2012	$1,123,849
2013	1,106,207
2014	1,109,356
2015	958,180

$4,297,592

Rent expense was $1,305,721 for the year ended December 31, 2011.

Ziff Davis, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 9.	Shareholders’ Equity

Common Stock: The Company is authorized to issue 54,000,000 shares of common stock at a par value of $0.0001 per share. In August 2011, the Company approved a 10,000-for-1 split of its common stock. All references to common stock have been retroactively adjusted to reflect this stock split.

Preferred Stock: The Company is authorized to issue 3,000 shares of Preferred Stock at a par value of $0.01 per share. During 2011, the Company issued 790 shares of Preferred Stock and 12,238,304 shares of common stock in exchange for net cash proceeds of approximately $21,000,000. The Preferred Stock has the following significant characteristics:

Dividends: Preferred Stock holders are entitled to receive dividends, when, as and if declared by the board of directors and out of funds legally available. Preferred Stock holders shall receive cumulative dividends at a rate of 6% per annum compounded annually.

Through December 31, 2011, no dividends had been declared or paid by the Company. As of December 31, 2011, cumulative dividends in arrears for Preferred Stock are approximately $3,350,000.

Liquidation Preference: In the event of any liquidation, dissolution or winding up of the affairs of the Company, as defined (a “Liquidation Event”), the holders of Preferred Stock shall receive an amount per share equal to $26,133.05, plus any accrued and unpaid dividends, before any amount shall be paid or distributed to the holders of common stock (the “Liquidation Value”).

Redemption: The Preferred Stock is subject to redemption by the shareholders at any time on or after June 4, 2017 (the “Redemption Date”). Subject to certain limitations, such redemption can be required upon written election of the holders of a majority of the outstanding shares of Preferred Stock at any time after the Redemption Date or upon the closing of the Company’s initial public offering, as defined, and shall be on a pro rata basis among the shares of Preferred Stock. The redemption amount for the Preferred Stock shall be equal to the Liquidation Value, which is $57,104,375 at December 31, 2011.

Note 10.	Common Stock and Stock-Based Compensation

On June 4, 2010, the Company established the 2010 Stock Option and Grant Plan (the "Plan") that provides for the grant to officers, employees, directors or other key individuals of qualified or non-qualified stock options to purchase shares of the Company's common stock, restricted or unrestricted stock awards, or restricted stock units. As discussed in Note 2, the compensation costs for such awards are accounted for in accordance with FASB ASC 718. Stock-based compensation cost is measured at the date of grant, based on the estimated fair value of the award using the Black-Scholes valuation model, and is recognized on a straight-line basis as expense over the requisite service period in the consolidated statements of operations.

During 2011 and 2010, the Company issued 667,630 and 1,900,000 shares of restricted common stock, respectively, to various officers of the Company pursuant to the Plan. Such shares will vest ratably over five years from their respective grant dates. The price charged by the Company for such share purchases was deemed to be equal to the fair market value of the stock at the time of grant and, therefore, the Company did not record any compensation expense related to such issuances. Payments for the 2010 purchases were recorded as a receivable and such amounts were collected in full during 2011.

Ziff Davis, Inc. and Subsidiary

Notes to Consolidated Financial Statements

Note 10.	Common Stock and Stock-Based Compensation (Continued)

During 2011, the Company issued options to purchase up to 240,000 shares of common stock to various employees. The exercise price for these options was deemed to be equal to the fair market value of the stock at the time of grant. The Company calculated the fair values of the options granted using the following weighted-average assumptions:

Expected volatility	47%
Expected term	6.0 years
Risk-free interest rate	0.91% - 1.07%
Expected dividend yield	0.0%
Weighted-average grant date fair value per share	$ 0.49

Since there is no public market for the Company’s common stock, the Company determined the volatility of the Company’s common stock utilizing a peer group of companies for a period equal to the expected life of the options. The expected life of the options has been determined utilizing the “simplified” method. The risk-free interest rate is based on a zero coupon United States treasury instrument whose term is consistent with the expected life of the stock options. The expected dividend yield is assumed to be zero, as the Company has not paid and does not anticipate paying cash dividends. The Company has estimated an annual forfeiture rate of 20%. Stock-based compensation expense is recognized in the consolidated financial statements on a straight-line basis over the vesting period, based on awards that are ultimately expected to vest.

A summary of the stock option activity under the Company’s stock option plan for the fiscal year ended December 31, 2011 is presented below:

	Options Outstanding	Weighted-Average Exercise Price per Share	Weighted-Average Remaining Contractual Terms in Years	Aggregate Intrinsic Value

Options outstanding at January 1, 2011	—	$—		$—
Granted	240,000	1.08	9.8	65,731
Exercised	—	—	—	—
Forfeited	—	—	—	—
Cancelled	—	—	—	—

Options outstanding at December 31, 2011	240,000	$—	9.8	$—

Options exercisable at December 31, 2011	—	$—	—	$—

In addition to the vested options, the Company expects a portion of the unvested options to vest at some point in the future. Options expected to vest is calculated by applying an estimated forfeiture rate to the unvested options.

Note 11.	Fair Value of Financial Measurements

The Fair Value Measurements Topic of the FASB ASC defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and sets out a fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Inputs are broadly defined under this guidance as assumptions market participants would use in pricing an asset or liability.

Ziff Davis, Inc. and Subsidiary

Notes to Consolidated Financial Statements

This guidance establishes three levels of the fair value hierarchy as follows:

Level 1:
Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. The types of investments in Level 1 include available-for-sale securities traded on a national securities exchange. These securities are stated at the last reported sales price on the day of valuation.

Level 2:
Inputs other than quoted prices within Level 1 that are observable for the asset or liability, either directly or indirectly, and fair value that is determined through the use of models or other valuation methodologies. Investments in this category are less liquid and restricted equity securities, certificates of deposit and certain over-the-counter derivatives. A significant adjustment to a Level 2 input could result in the Level 2 measurement becoming a Level 3 measurement. The Company has no Level 2 investments.

Level 3:
Inputs that are unobservable for the asset or liability and that include situations where there is little, if any, market activity for the asset or liability. The inputs into the determination of fair value are based upon the best information in the circumstances and may require significant management judgment or estimation. Investments in this category generally include equity and debt positions in private companies. The Company has no Level 3 investments.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment's level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.

The Company’s Level 1 investments consist of approximately $349,000 in certificates of deposit as of December 31, 2011; all such amounts are included in cash and cash equivalents and restricted cash on the consolidated balance sheets.

Note 12.	Related Party Transactions

For the year ended December 31, 2011, the Company paid management fees of approximately $250,000 to its lead investor. These fees are included in general and administrative costs in the accompanying consolidated statement of operations.

Note 13.	Subsequent Events

The Company has evaluated subsequent events through October 19, 2012, the date on which the consolidated financial statements were available to be issued.

In January 2012, the Company borrowed $2,000,000 from a related party through a promissory note to support temporary working capital and cash flow needs following the cash purchase of Toolbox.com, LLC in December 2011. The promissory note had a maturity of one year and bore simple interest at 6% per annum. The note was repaid in full in May 2012.

In May 2012, the Company purchased substantially all of the assets and assumed certain liabilities of SX2 Media Labs LLC for an aggregate purchase price of $750,000, of which $650,000 was paid in cash at closing and the remainder was placed in escrow for a period of up to twelve months. Acquired in the transaction was computershopper.com, a leading destination for expert, labs-based reviews and comparison shopping of technology products.